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                                                                   EXHIBIT 10.36


PARACELSUS SHAREHOLDER REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of August 16, 1996, by and among PARACELSUS HEALTHCARE CORPORATION, a California corporation (together with its permitted successors and assigns, the "Company"), and Park Hospital GmbH, a German corporation (the "Paracelsus Shareholder").

         WHEREAS, in connection with that certain Amended and Restated Merger Agreement dated as of May 29, 1996 (as further amended from time to time in accordance with the terms thereof, the "Merger Agreement"), by and among the Company, Champion Healthcare Corporation, a Delaware corporation, and PC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, the Company has agreed to provide the Paracelsus Shareholder with the registration rights set forth in this Agreement;

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

SECTION 1.  Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

 Affiliate: With respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

 Agreement:  See the introductory clauses hereof.

 Business Day: Any day that is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the States of New York or Texas are not required to be open.

 Company:  See the introductory clauses hereof.

 Company Common Stock: The common stock, no stated value per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed. After the date hereof, if the Company Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Company Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of the Company Common Stock into a greater (or smaller) number of shares of the Company Common Stock, a share of the Company Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of the Company Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

 Company Notice:  See Section 2(b) hereof.

 Delay Period:  See Section 2(c) hereof.
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 Demand Notice:  See Section 2(a) hereof.

 Demand Registration:  See Section 2(b) hereof.

 Effectiveness Period:  See Section 2(c) hereof.

 Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

 indemnified party:  See Section 8(c) hereof.

 indemnifying party:  See Section 8(c) hereof.

 Losses:  See Section 8(a) hereof.

 Merger Agreement:  See the introductory clauses hereof.

 Paracelsus Shareholder:  See the introductory clauses hereof.

 Permitted Transferee: Any person to which the Paracelsus Shareholder may transfer its Shares under the terms of the Shareholder Agreement between the Paracelsus Shareholder and the Company, dated as of August 16, 1996.

 person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

 Piggyback Registration:  See Section 3(a) hereof.

 Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or any term sheet meeting the requirements of Rule
434), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

 Registrable Shares: Each Share until (i) a registration statement covering such Share has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, or (ii) such Share has been transferred other than pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption) under the Securities Act.

 Registration Statement: Any registration statement of the Company under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
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 Rule 144:  Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

 SEC:  The Securities and Exchange Commission.

 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

 Shareholders: The Paracelsus Shareholder and any transferee who holds Registrable Shares.

 Shares: All shares of Company Common Stock beneficially owned immediately after the effective time of the merger contemplated by the Merger Agreement by the Paracelsus Shareholder, and any shares of Company Common Stock hereafter acquired by the Paracelsus Shareholder if at the time of such acquisition the Paracelsus Shareholder beneficially owns any Registrable Shares.

 underwritten registration or underwritten offering: A registration or offering in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.  Demand Registration.

         (a) The Shareholders shall have the right, by written notice (the "Demand Notice") given by the Shareholders who hold at least a majority of the then existing Registrable Shares to the Company so long as this Agreement has not been terminated in accordance with Section 9.1 hereof, to request that the Company register under and in accordance with the provisions of the Securities Act all or part of the Registrable Shares designated by such holders; provided, that at the time of the Demand Notice the market value of the Registrable Shares to be registered in accordance therewith exceeds in the aggregate $25 million, provided, however, that if the Shareholders in the aggregate own Registrable Shares, the market value of which does not exceed $25 million, then the Demand Notice shall apply to all of such Registrable Shares; and provided, further, that no one Demand Notice may be given if a Demand Notice was given during the eighteen-month period ending immediately prior to such Demand Notice and the Company filed a Registration Statement relating to all the shares covered by such prior Demand Notice, which registration statement becomes effective in accordance with the provisions hereof, and the Company otherwise complied with its obligations under this Agreement with respect to such prior Demand Notice. All Demand Notices shall specify the amount of Registrable Shares to be registered and the intended methods of disposition thereof. The Shareholders shall be entitled in the aggregate to five Demand Registrations pursuant to this Section 2 unless a Demand Registration did not become effective or was not maintained effective for a period (whether or not continuous) of at least 180 days (subject to Section 2(e) hereof) or such shorter period at the end of which all Registrable Shares covered by such Demand Registration have been sold pursuant thereto, in which case the Shareholders will be entitled in the aggregate to one additional Demand Registration pursuant hereto for each instance in which the condition set forth above had not been satisfied.

         (b) The Company shall file with, and shall use reasonable best efforts to cause to be declared effective by, the SEC within 90 days of the date on which the Company first receives the Demand Notice given by the Shareholders pursuant to Section 2 hereof, a Registration Statement
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under the Securities Act relating to the number of Registrable Shares specified in such Demand Notice (a "Demand Registration"); provided, that the Company shall have the right for a reasonable period of time not in excess of 90 days (exercisable by delivery of notice to the Shareholders of Registrable Shares included in such Registration Statement) to delay the filing of such Registration Statement if, in the Company's good faith exercise of its reasonable business judgment (i) such registration and offering would adversely affect or interfere with a pending bona fide corporate transaction involving, or any bona fide financing by, the Company, (ii) the Company is in possession of material information that it determines, if disclosed in a registration statement, would have a material adverse effect on the business or operations of the Company and would not otherwise be required under law to be publicly disclosed or (iii) the Company is engaged in a program for the purchase of shares of Company Common Stock, unless such repurchase program and the requested registration may proceed concurrently pursuant to an exemption from Rule 10b-6 under the Exchange Act; provided, that the Company may so delay the filing of such Registration Statement with respect to any one Demand Registration twice, but no more than twice, in any twelve-month period.

         (c) The Company agrees to use reasonable best efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares for a period of 180 days (subject to Section 2(e) hereof) from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate when all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement. The foregoing notwithstanding, the Company shall have the right to suspend the use of the Registration Statement for a reasonable length of time not exceeding with respect to any one Demand Registration an aggregate of 90 days (a "Delay Period") if and only if in the good faith exercise of the Company's reasonable business judgment (i) such use would adversely affect or interfere with a pending bona fide corporate transaction involving, or any bona fide financing by, the Company, (ii) the Company is in possession of material information that it determines, if disclosed in a registration statement, would have a material adverse effect on the business or operations of the Company and would not otherwise be required under law to be publicly disclosed or (iii) the Company is engaged in a program for the purchase of any shares of Company Common Stock, unless such repurchase program and the requested registration may proceed concurrently pursuant to an exemption from Rule 10b-6 under the Exchange Act; provided, that the Company may so suspend sales with respect to any one Demand Registration, twice, but no more than twice, in any twelve-month period; and provided, further, that the foregoing delay provisions of this sentence shall not apply for any period longer than the shortest period for which similar provisions are imposed by any other registration rights or similar agreement between the Company and another party. The Company shall provide written notice to the Shareholders of the beginning and end of each Delay Period and the Shareholders shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of notice of the beginning of any Delay Period. The period for which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by the aggregate number of days of all Delay Periods. Such period, including the extension thereof required by the preceding sentence, is hereafter referred to as the "Effectiveness Period."

         (d) In the case of a proposed offering pursuant to a Demand Registration, the Company may, in its sole discretion, include shares of Company Common Stock in such Demand Registration (whether for the account of the Company or otherwise, including without limitation shares of Company Common Stock held by security holders, if any, who have piggyback registration rights with respect thereto) on the same terms and conditions as the Registrable
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Shares. Notwithstanding the foregoing, if the Company or, in case of any underwritten public offering, the managing underwriter or underwriters participating in such offering conclude that the total amount of shares of Company Common Stock requested to be included in such Demand Registration exceeds the amount which can be sold without materially and adversely delaying or affecting the success of the offering, then the amount of securities to be offered for the account of all holders other than the Company and the Shareholders shall be reduced (to zero if necessary) pro rata on the basis of the number of shares of Company Common Stock requested to be registered by each such holder. If, after such cut back, the Company or such underwriter concludes that the total amount of securities to be included in such Demand Registration still materially and adversely affects the success of such offering, then the amount of securities to be offered for the account of the Company shall be reduced (to zero if necessary).

         (e) If any Demand Registration pursuant to this Section 2 is requested to be a "shelf" registration pursuant to Rule 415 under the Securities Act, the Company shall file a Registration Statement under Rule 415 under the Securities Act and shall keep such Registration Statement filed in respect thereof continuously effective for a period ending on the earlier of
(i) two years from the date on which the SEC declares such Registration Statement effective under the Securities Act (subject to the extension pursuant to Section 4 hereof), and (ii) the date on which all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement. Upon the occurrence of any event that would cause such Registration Statement (i) to contain an untrue or alleged untrue statement of material fact, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) not to be effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to such Registration Statement, in the case of clause (i), to correct any such misstatement or omission and, in the case of either clause (i) or (ii), use all reasonable efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as practical thereafter.

SECTION 3.  Piggyback Registration.

 (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of Company Common Stock (other than a registration statement (i) on Form S-4 or S-8 or any successor forms thereto, or (ii) filed solely in connection with an exchange offer or dividend reinvestment plan) whether or not for its own account, then the Company shall give written notice of such proposed filing to the Shareholders at least 15 Business Days before the anticipated filing date. Such notice shall offer the Shareholders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten Business Days after notice has been received by the applicable holder. The Shareholders shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration by giving written notice to the Company at least one Business Day prior to the later of the expected or actual effective date of such Piggyback Registration.

 (b) Priority on Piggyback Registrations. The Company shall permit the Shareholders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or an underwriter
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participating in such offering concludes in good faith that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold without materially and adversely delaying or affecting the success of the offering, then the amount of securities to be offered for the account of the Shareholders shall be reduced in the following manner:

         (i) if such Piggyback Registration was initiated as a result of a primary registration on behalf of the Company, the amount of securities to be offered for the account of the Shareholders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of capital stock equivalents requested to be registered by each such holder of securities with piggyback registration rights participating in such offering; and

         (ii) if such Piggyback Registration was initiated as a result of an underwritten secondary registration on behalf of holders of securities of the Company other than the Shareholders, the Company shall include in such registration: (x) first, up to the full number of common stock equivalents of such persons exercising "demand" registration rights, and (y) second, the number of securities to be offered for the account of the Shareholders and other holders of securities who have piggyback registration rights with respect thereto in excess of the amount of securities such persons exercising "demand" registration rights propose to sell (allocated pro rata among the Shareholders and other holders of such securities on the basis of the number of common stock equivalents requested to be registered by such holders).

SECTION 4.  Hold-Back Agreements.

         (a) The Shareholders agree, if requested by the Company or the managing underwriter in connection with a public offering of equity securities of the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any shares of Company Common Stock, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during a period equivalent to that requested by the Company or such underwriter, provided that such period shall not exceed 90 days.

         (b) The Company agrees, if requested by the holders of a majority of the Registrable Shares being sold or the managing underwriter, if any, in connection with a Demand Registration of such Registrable Shares, not to effect any public sale or public distribution of any equity securities of the Company (except as part of such registration or pursuant to a bona fide employee option, bonus or other benefit plan), during a period equivalent to that requested by the Shareholders or such underwriter, if any, provided that such period shall not exceed (i) 180 days with respect to the first public offering hereunder by holders of Registrable Shares after the date hereof and (ii) 90 days with respect to each such registration thereafter.

SECTION 5.  Registration Procedures.

         In connection with the registration obligations of the Company and in accordance with Sections 2 and 3 hereof, the Company will use its best efforts to effect such registrations to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:
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         (a)     Prepare and file with the SEC a Registration Statement or
Registration Statements on such form which shall be available for the sale of the Registrable Shares by the holders thereof in accordance with the intended method or methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall, upon the written request of participating Shareholders, furnish or otherwise make available to such holders of the Registrable Shares covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, their counsel and such underwriters, if any, provided, however, that the Company shall not be required to deliver to such holders a copy of any such document that has not been materially changed from a copy of such document that was previously delivered to such holders. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Shares covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object in writing on a timely basis unless, in the opinion of the Company, such filing is necessary to comply with applicable law.

         (b) Prepare and file with the SEC such amendments (including post-effective amendments) to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act.

         (c) Notify the Shareholders registering shares as part of such Registration Statement, their counsel and the managing underwriters, if any, promptly and (if requested by any such person) confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding the Shareholders registering shares as part of such Registration Statement, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(j) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that in the case of the Registration Statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
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         (d)     Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction.

         (e) If requested by a Shareholder, furnish to counsel for the Shareholders and each managing underwriter, if any, without charge, one conformed copy of each Registration Statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Shares covered by each Registration Statement in conformity with the requirements of the Securities Act.

         (f) Prior to any public offering of Registrable Shares, use reasonable best efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any holders of the Registrable Shares to which such public offering relates shall reasonably request in writing; and do any and all other reasonable acts or things necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of such Registrable Shares covered by the Registration Statement, provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a consent to general service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to service of process or taxation in any such jurisdiction where it is not then subject.

         (g) Except during any Delay Period, upon the occurrence of any event contemplated by Sections 5(c)(ii) or 5(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) Use its best efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or quoted on each automated interdealer quotation system, if any, on which the shares of Company Common Stock are then listed or quoted.

         (i) On or before the effective date of the Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares, which are in a form eligible for deposit with The Depositary Trust Company.

         (j) If requested by the holders of a majority of the Registrable Shares being sold, enter into one or more customary "firm commitment" or "best efforts" underwriting agreements, engagement letters, agency agreements or similar agreements, as appropriate, and in such connection, whether or not any such agreement is entered into and whether or not the registration is an underwritten registration, the Company shall (i) make such representations and warranties to the holders of such Registrable Shares and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and if true, confirm the same if and when requested,
(ii) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to such holders of the Registrable Shares being sold), addressed to each such selling holder of Registrable Shares and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each such selling holder of Registrable Shares (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

         (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a "firm commitment" or "best efforts" underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12) month periods.

         The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Shares as the Company may, from time to time, request in writing and as, in the opinion of counsel for the Company, is required by law to effect such registration. If any such information with respect to a seller or such distribution of Registrable Shares is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Shareholder's Registrable Shares from such Registration Statement. Each seller of Registrable Shares agrees to notify the Company as promptly as practicable following its discovery of any inaccuracy or change in information so furnished in writing by such seller to the Company or of the occurrence of any event that causes any prospectus relating to such registration to contain an untrue statement of a material fact or omit to state any material fact regarding such seller or the distribution of such Registrable Shares that is required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Each holder of Registrable Shares agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(c)(ii), 5(c)(iii), 5(c)(v) or 5(c)(vi) hereof, that such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until such holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by the Company, such holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

         Each holder of Registrable Shares further agrees not to utilize any material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to a Demand Registration or otherwise hereunder.

SECTION 6.  Registration Expenses.

         (a) Whether or not any Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including without limitation
(i) all registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses (including without limitation expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter, if any, or by the holders of a majority of the Registrable Shares included in any Registration Statement), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company and one special counsel for the sellers of Registrable Shares (subject to the provisions of Section 6(b) hereof), and (vi) fees and disbursements of all independent certified public accountants of the Company (including without limitation expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with the Registration Statement. In addition, the Company shall pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed. Notwithstanding the foregoing, each participating Shareholder shall pay all commissions, fees or discounts payable to brokers, dealers or underwriters and all transfer taxes in connection with the sale of its Registrable Shares.

         (b) In connection with any Demand Registration or Piggyback Registration (including any "shelf" registration in connection therewith) hereunder, the Company shall reimburse the holders of the Registrable Shares being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel, if required) chosen by the holders of a majority of all of such Registrable Shares being registered in such registration.

SECTION 7.  Underwritten Registrations.

         (a) Subject to Section 7(b) hereof, the Shareholders shall have the right, by written notice, to request that any Demand Registration be made pursuant to an underwritten offering.

         (b) If any of the Registrable Securities are to be sold in an underwritten offering pursuant to a Demand Registration, the institution or institutions that shall manage or lead the offering or placement shall be selected by the holders of a majority of the Registrable Shares being sold; provided, that such institution or institutions shall be reasonably satisfactory to the Company. In connection with any Piggyback Registration, no Shareholder shall be entitled to participate unless and until it shall enter into an underwriting or other agreement with such lead institutions for such offering in such form as the Company and such lead institutions shall reasonably determine.

SECTION 8.  Indemnification.

 (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparing, investigating or defending such claim and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished in writing to the Company by such holder expressly for use therein and (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any other federal or state securities laws, rule or regulation applicable to the Company and relating to the action or inaction by the Company in connection with any such registration nor qualification; provided, however, that the Company shall not be liable to any holder of Registrable Shares to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Share to the person asserting the claim from which such Losses arise and (y) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Share to the person asserting the claim from which such Losses arise.

 (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a holder of Registrable Shares is participating, such holder of Registrable

Shares shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was relied upon by the Company in preparation of such Registration Statement or Prospectus or amendment, supplement or preliminary prospectus.

 (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt written notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (l) the indemnifying party agrees in writing to pay such fees and expenses, (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, or (3) in the judgment of counsel to such indemnified party a conflict of interest is reasonably likely to exist between such indemnified party and any other of such indemnified parties with respect to such proceeding (in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding); provided, however, that the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

 (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms) or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 9.  Miscellaneous.

 9.1 Termination. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the tenth anniversary of the date hereof and (ii) the first date on which no Registrable Shares shall exist.

 9.2 Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

         To the Company:

                 Paracelsus Healthcare Corporation
                 515 West Greens Road, Suite 800
                 Houston, Texas 77067
                 Attention:       Robert C. Joyner,
                                  Senior Vice President and General Counsel
                 Facsimile: (713) 873-6686

         With a copy to:

                 Skadden, Arps, Slate, Meagher & Flom
                 300 South Grand Avenue
                 Suite 3400
                 Los Angeles, California 90071
                 Attention: Thomas C. Janson, Jr.
                 Facsimile: (213) 687-5600

         To the Paracelsus Shareholder:

                 Park Hospital GmbH
                 AM Natruper Holz 69
                 D-49076 Osnabruck
                 Federal Republic of Germany
                 Attention: Dr. Manfred George Krukemeyer
                 Telecopier No.: (011) 49-541-966-4006

         With a copy to:

                 R.J. Messenger
                 155 North Lake Avenue, Suite 1100
                 Pasadena, California 91101
                 Facsimile: (818) 578-6380

         and to:

                 Dr. Meyer zu Losebeck
                 Sozietat Dr. H. Mertens
                 Hasemauer 9
                 49074 Osnabruck, Germany
                 Facsimile: (011) 49-541-331-1616

         Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) one business day after being deposited with a next-day courier, postage prepaid, or (iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

 9.3 Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

 9.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Paracelsus Shareholder, except that the foregoing limitation will not apply to:

         (a) any sale, transfer, assignment, pledge, hypothecation or other disposition thereof (a "Transfer") made to the Company; and

         (b) any Transfer to a Permitted Transferee; provided, that such transferee agrees in writing to be bound by the terms of this Agreement as if such person were the Paracelsus Shareholder.

 9.5 Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereto.

 9.6 Publicity. Each of the Shareholders and the Company agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except to the extent that the Shareholders or the Company is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

 9.7 Expenses. Except as otherwise specifically provided in Section 6 hereof, whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

 9.8 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

 9.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

 9.10 Governing Law; Venue. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of incorporation of Paracelsus, without reference to rules relating to conflicts of law.

 9.11 Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

 9.12 No Inconsistent Agreements. The Company has not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof.

 9.13 Participation by Shareholders. Each Shareholder hereby agrees that it may not participate in any offering hereunder unless it (i) agrees to sell the Registrable Shares to be included by it therein in the manner and upon the terms and conditions provided in any underwriting or other agreement approved by the persons entitled hereunder to determine the method of distribution thereof and (ii) completes and executes such questionnaires, powers of attorney, indemnities, underwriting agreements or other similar documents reasonably required in accordance with the terms hereof or any agreement contemplated by the foregoing clause (i).

 9.14 Compliance with Shareholder Agreement. Any sale of Registrable Shares pursuant to the registration rights provided for herein by any Shareholder bound by the terms of the Shareholder Agreement, dated as of August 16, 1996, between the Paracelsus Shareholder and the Company must comply with the applicable provisions of such agreement.

 9.15 Amendment. This Agreement, as to any amendment of rights, may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the Shareholders who hold at least fifty percent (50%) of the then existing Registrable Shares. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

 9.16 Independent Rights. The rights and remedies of each Shareholder hereunder shall be independent of the rights and remedies of any other Shareholder, except as otherwise expressly provided herein. Without limiting the foregoing, if the Company or any other person has any rights, claims or defenses against any holder of Registrable Shares, such rights, claims or defenses shall not apply with respect to any other Shareholder, except as otherwise expressly provided herein. The taking of any action or the failure to take any action by any Shareholder with respect to the subject matter of this Agreement shall not, and shall not be deemed to, constitute the taking of any action or the failure to take any action by any other holder, except as expressly set forth in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                           PARACELSUS HEALTHCARE CORPORATION

                           By:      /s/ Robert C. Joyner

                                    -----------------------------
                           Name:    Robert C. Joyner
                           Title:   Vice President and Secretary

                           PARK HOSPITAL GmbH

                           By:      /s/ Dr. Manfred G. Krukemeyer

                                    -----------------------------
                           Name:    Dr. Manfred George Krukemeyer
                           Title:   Chairman